                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                         FISCAL YEAR ENDED JUNE 30, 1995

Net income, fiscal year ended June 30, 1995. . . . .              $41,439,000

Dividends declared:
    Class A Common -- $.85 per share . . . . . . . . $(6,230,000)
    Class B Common -- $.86 per share . . . . . . . . (11,809,000)
                                                                  (18,039,000)

Undistributed Earnings . . . . . . . . . . . . . . .              $23,400,000

Undistributed earnings divided by
    21,071,445 average number of
    shares outstanding . . . . . . . . . . . . . . .                  $1.1105

                                                         Class A      Class B
                                                         -------      -------
Undistributed Earnings Per Share . . . . . . . . . .     $1.1105      $1.1105
Assumed Distribution of Earnings . . . . . . . . . .      0.8500       0.8600
  Earnings Per Share . . . . . . . . . . . . . . . .     $1.9605      $1.9705


                        COMPUTATION OF EARNINGS PER SHARE
                         FISCAL YEAR ENDED JUNE 30, 1994

Net income, fiscal year ended June 30, 1994. . . . .              $36,169,000

Dividends declared:
    Class A Common -- $.83 per share . . . . . . . . $(6,114,000)
    Class B Common -- $.84 per share . . . . . . . . (11,590,000)
                                                                  (17,704,000)

Undistributed Earnings . . . . . . . . . . . . . . .              $18,465,000

Undistributed earnings divided by
    21,164,905 average number of
    shares outstanding . . . . . . . . . . . . . . .                  $0.8724

                                                         Class A      Class B
                                                         -------      -------
Undistributed Earnings Per Share . . . . . . . . . .     $ .8724      $ .8724
Assumed Distribution of Earnings . . . . . . . . . .       .8300        .8400
  Earnings Per Share . . . . . . . . . . . . . . . .     $1.7024      $1.7124

                                                                      Exhibit 11
                                    Page 1 of 2

                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                         FISCAL YEAR ENDED JUNE 30, 1993

Net income, fiscal year ended June 30, 1993. . . . .              $30,583,000

Dividends declared:
    Class A Common -- $.77 per share . . . . . . . . $(5,684,000)
    Class B Common -- $.78 per share . . . . . . . . (10,770,000)
                                                                  (16,454,000)

Undistributed Earnings . . . . . . . . . . . . . . .              $14,129,000

Undistributed earnings divided by
    21,198,789 average number of
    shares outstanding . . . . . . . . . . . . . . .                  $0.6665

                                                         Class A      Class B
                                                         -------      -------
Undistributed Earnings Per Share . . . . . . . . . .     $ .6665      $ .6665
Assumed Distribution of Earnings . . . . . . . . . .       .7700        .7800
  Earnings Per Share . . . . . . . . . . . . . . . .     $1.4365      $1.4465


























                                                                      Exhibit 11

                                    Page 2 of 2